Annex I

To the Distribution Agreement by and between

The Select Sector SPDR® Trust and State Street Global Advisors Funds Distributors, LLC

October 13, 2026

ETF	Trading Symbol	Listing Exchange	Fee*
State Street® Communication Services Select Sector SPDR® ETF	XLC	NYSE Arca, Inc.	1.8125 bps
State Street® Consumer Discretionary Select Sector SPDR® ETF	XLY	NYSE Arca, Inc.	1.8125 bps
State Street® Consumer Staples Select Sector SPDR® ETF	XLP	NYSE Arca, Inc.	1.8125 bps
State Street® Energy Select Sector SPDR® ETF	XLE	NYSE Arca, Inc.	1.8125 bps
State Street® Financial Select Sector SPDR® ETF	XLF	NYSE Arca, Inc.	1.8125 bps
State Street® Health Care Select Sector SPDR® ETF	XLV	NYSE Arca, Inc.	1.8125 bps
State Street® Industrial Select Sector SPDR® ETF	XLI	NYSE Arca, Inc.	1.8125 bps
State Street® Materials Select Sector SPDR® ETF	XLB	NYSE Arca, Inc.	1.8125 bps
State Street® Real Estate Select Sector SPDR® ETF	XLRE	NYSE Arca, Inc.	1.8125 bps
State Street® Technology Select Sector SPDR® ETF	XLK	NYSE Arca, Inc.	1.8125 bps
State Street® Utilities Select Sector SPDR® ETF	XLU	NYSE Arca, Inc.	1.8125 bps
State Street® Communication Services Select Sector SPDR® Premium Income ETF	XLCI	NYSE Arca, Inc.	None
State Street® Consumer Discretionary Select Sector SPDR® Premium Income ETF	XLYI	NYSE Arca, Inc.	None
State Street® Consumer Staples Select Sector SPDR® Premium Income ETF	XLSI	NYSE Arca, Inc.	None
State Street® Energy Select Sector SPDR® Premium Income ETF	XLEI	NYSE Arca, Inc.	None
State Street® Financial Select Sector SPDR® Premium Income ETF	XLFI	NYSE Arca, Inc.	None
State Street® Health Care Select Sector SPDR® Premium Income ETF	XLVI	NYSE Arca, Inc.	None
State Street® Industrial Select Sector SPDR® Premium Income ETF	XLII	NYSE Arca, Inc.	None
State Street® Materials Select Sector SPDR® Premium Income ETF	XLBI	NYSE Arca, Inc.	None
State Street® Real Estate Select Sector SPDR® Premium Income ETF	XLRI	NYSE Arca, Inc.	None
State Street® Technology Select Sector SPDR® Premium Income ETF	XLKI	NYSE Arca, Inc.	None
State Street® Utilities Select Sector SPDR® Premium Income ETF	XLUI	NYSE Arca, Inc.	None
State Street® S&P 500® Consumer Discretionary Market Sector SPDR® ETF	XLYM	NYSE Arca, Inc.	None
State Street® S&P 500® Consumer Staples Market Sector SPDR® ETF	XLPM	NYSE Arca, Inc.	None
State Street® S&P 500® Energy Market Sector SPDR® ETF	XLEM	NYSE Arca, Inc.	None
State Street® S&P 500® Technology Market Sector SPDR® ETF	XLKM	NYSE Arca, Inc.	None

*

As consideration for the Distributor’s distribution services to each of the Funds, the Distributor shall receive from each Fund an annual Fee, accrued daily at the rate of 1/365th of the applicable fee rate and payable monthly on the first business day of each month of the stated annual percentages of each Fund’s average daily net assets during the month.